UNDERWRITING AGREEMENT

Schedule A

Amendment as of August 28, 2012

Fund Name	Adviser	Sub-Adviser	Board Approval Date
Camelot Premium Return Fund (Class A, C)	Camelot Portfolios, LLC	N/A	2/28/2012
Delux Long-Short Fund (Class N, I, A)	Delux Capital Group LLC	N/A	2/28/2012
Catalyst Value Fund (Class A, C, I)	Catalyst Capital Advisors LLC	N/A	2/28/2012
Catalyst Strategic Insider Fund (Class A,C)	Catalyst Capital Advisors LLC	N/A	2/28/2012
Catalyst Large Cap Value Fund (Class A, C)	Catalyst Capital Advisors LLC	N/A	2/28/2012
Catalyst Insider Long/Short Fund (Class A, C)	Catalyst Capital Advisors LLC	N/A	2/28/2012
Catalyst Event Arbitrage Fund (Class A, C)	Catalyst Capital Advisors LLC	N/A	2/28/2012
Catalyst/Lyons Tactical Allocation Fund (Class A, C)	Catalyst Capital Advisors LLC	Lyons Wealth Management, LLC	2/28/2012
Catalyst/Lyons Hedged Premium Return Fund (Class A, C)	Catalyst Capital Advisors LLC	Lyons Wealth Management, LLC	2/28/2012
Catalyst/SMH High Income Fund (Class A, C)	Catalyst Capital Advisors LLC	SMH Capital Advisors, Inc.	2/28/2012
Catalyst/SMH Total Return Fund (Class A, C)	Catalyst Capital Advisors LLC	SMH Capital Advisors, Inc.	2/28/2012
Catalyst/CP Core Equity Fund (Class A, C)	Catalyst Capital Advisors LLC	Cookson Peirce & Co., Inc.	2/28/2012
Catalyst/Groesbeck Growth of Income Fund (Class A, C, I)	Catalyst Capital Advisors LLC	Groesbeck Investment Management Corp.	2/28/2012
Catalyst/MAP Global Total Return Income Fund (Class A, C)	Catalyst Capital Advisors LLC	Managed Asset Portfolios, LLC	2/28/2012
Catalyst/MAP Global Capital Appreciation Fund (Class A, C)	Catalyst Capital Advisors LLC	Managed Asset Portfolios, LLC	2/28/2012
Listed Private Equity Plus Fund (Class A, C)	Vista Research and Management, LLC	N/A	2/28/2012
Vista Capital Appreciation Fund (Class A, C)	Vista Research and Management, LLC	Bastiat Capital, LLC	2/28/2012
Eventide Gilead Fund (Class A, C, Retail, Institutional)	Eventide Asset Management, LLC	N/A	2/28/2012
SMH Representation Trust	SMH Capital Advisors, Inc.	N/A	2/28/2012
Day Hagan Tactical Allocation Fund of ETFs (Class A, C)	Donald L. Hagan, LLC (a/k/a Day Hagan Asset Management)	N/A	2/28/2012
Compass EMP Multi-Asset Balanced Fund (Class A, C, T)	Compass Efficient Model Portfolios, LLC (a/k/a Compass EMP)	N/A	2/28/2012
Compass EMP Multi-Asset Growth Fund (Class A, C, T)	Compass Efficient Model Portfolios, LLC (a/k/a Compass EMP)	N/A	2/28/2012
Compass EMP Alternative Strategies Fund (Class A, C, T)	Compass Efficient Model Portfolios, LLC (a/k/a Compass EMP)	N/A	2/28/2012
JAG Large Cap Growth Fund (Class A, C, I)	JAG Capital Management LLC	N/A	2/28/2012
AmericaFirst Quantitative Strategies Fund (Class A, C)	AmericaFirst Capital Management, LLC	N/A	2/28/2012
AmericaFirst Absolute Return Fund (Class A, U, I)	AmericaFirst Capital Management, LLC	N/A	2/28/2012
AmericaFirst Income Trends Fund (Class A, U, I)	AmericaFirst Capital Management, LLC	N/A	2/28/2012
AmericaFirst Defensive Growth Fund (Class A, U, I)	AmericaFirst Capital Management, LLC	N/A	2/28/2012
SignalPoint Global Fund (Class A, C)	SignalPoint Capital Management, LLC	N/A	5/16/2012
Catalyst Insider Buying Fund (Class A, C)	Catalyst Capital Advisors LLC	N/A	8/28/2012

IN WITNESS WHEREOF, the parties hereto have caused this amendment to Schedule A of the Underwriting Agreement between Mutual Fund Series Trust and Northern Lights Distributors, LLC to be executed in their names and on their behalf by and through their duly authorized persons, effective as of the day and year first above written.

MUTUAL FUND SERIES TRUST

NORTHERN LIGHTS DISTRIBUTORS, LLC

By:  /s/Jerry Szilagyi

                   By:  /s/Brian Nielsen

        Jerry Szilagyi                            Brian Nielsen

         President                                  President